EXHIBIT 99.1

Regency Centers Reports First Quarter 2016 Results
Same Property Portfolio Increases to 96.2% Leased with NOI Growth of 4.1%

JACKSONVILLE, Fla. (May 3, 2016) - Regency Centers Corporation (“Regency” or the “Company”) today reported financial and operating results for the period ended March 31, 2016.

Financial Results

Regency reported net income attributable to common stockholders (“Net Income”) for the first quarter of $47.9 million, or $0.49 per diluted share, compared to Net Income of $25.2 million, or $0.27 per diluted share, for the same period in 2015.

The Company reported NAREIT Funds From Operations (“NAREIT FFO”) for the first quarter of $84.4 million, or $0.86 per diluted share, compared to $69.6 million, or $0.74 per diluted share, for the same period in 2015.

Core Funds From Operations (“Core FFO”) for the first quarter was $78.8 million, or $0.80 per diluted share, compared to $69.5 million, or $0.74 per diluted share, for the same period in 2015.

Operating Results

For the period ended March 31, 2016, Regency’s results for wholly-owned properties plus its pro-rata share of co-investment partnerships were as follows:

Q1 2016
Percent leased, same properties	96.2% (+20 bps YoY)
Percent leased, all properties	95.8% (+30 bps YoY)
Same property NOI growth without termination fees	4.1%
Same property NOI growth without termination fees or redevelopments	3.2%
Rental rate growth(1)
New leases	50.0%
Renewal leases	10.3%
Blended average	15.9%
Leasing transactions
Number of new and renewal leasing transactions	309
Total square feet leased (000s) (2)	1,163

(1)	Operating properties only. Rent growth is calculated on a comparable-space, cash basis.

(2)	Co-investment partnerships at 100%

EXHIBIT 99.1

Portfolio Activity

Property Transactions

During the quarter, Regency sold three wholly-owned properties and three co-investment properties for a combined gross sales price of $78.3 million. Regency’s share of the gross sales price was $38.6 million.

Also during the quarter, Regency acquired Garden City Park on a wholly-owned basis for a gross purchase price of $17.3 million. The property is unencumbered. Located on Long Island, the acquisition offers meaningful upside through redevelopment, which the Company plans to commence within the next 60 days.

Developments and Redevelopments

During the quarter, Regency started Market at Springwoods Village, a 170,000 square foot center located in Houston within the master-planned community of Springwoods Village. Anchored by Kroger, the center is the first, and only planned grocery anchored retail component within what is set to be Houston’s first LEED master-planned community and is the home to ExxonMobil’s world headquarters. Consistent with the community’s vision and Regency’s sustainability objectives, the center will seek LEED silver certification. Market at Springwoods Village is already 82% leased and committed.

At quarter end, the Company had 23 properties in development or redevelopment with combined, estimated costs of $236.6 million. In-process developments were a combined 58% funded and 87% leased and committed.

Capital Markets

During the quarter, the Company closed an underwritten public offering of 3,100,000 shares (subject to forward sales agreements) of its common stock. The settlement of the forward sales agreements will result in approximately $233 million of gross proceeds, before any underwriting discount and offering expenses. Settlement will occur on one or more dates occurring no later than June 23, 2017.

2016 Guidance

The Company has updated certain components of its 2016 earnings guidance. These changes are summarized below. Please refer to the Company’s first quarter 2016 supplemental information package for a complete list of updates.

Full Year 2016 Guidance
	Previous Guidance	Updated Guidance
NAREIT FFO per diluted share	$3.18 - $3.24	$3.22 - $3.28
Acquisitions (pro-rata) ($000s)	$0 - $18,000	$17,300 - $340,000

Dividend

On April 28, 2016, Regency’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.50 per share. The dividend is payable on June 1, 2016 to shareholders of record as of May 18, 2016.

EXHIBIT 99.1

Conference Call Information

In conjunction with Regency’s first quarter results, the Company will host a conference call on Wednesday, May 4, 2016 at 2:00 p.m. ET. Dial-in and webcast information is listed below.

First Quarter Conference Call
Date:	Wednesday, May 4, 2016
Time:	2:00 p.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	www.regencycenters.com under Investor Relations

Replay

Webcast Archive:     Investor Relations page under Webcasts & Presentations

Non-GAAP Disclosure

NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from dispositions of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered an alternative for net income or as a measure of liquidity. Core FFO is an additional performance measure used by Regency as the computation of NAREIT FFO includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. Core FFO excludes from NAREIT FFO, but is not limited to: (a) transaction related gains, income or expense; (b) impairments on land; (c) gains or losses from the early extinguishment of debt; and (d) other non-core amounts as they occur. The Company provides a reconciliation of NAREIT FFO to Core FFO.

EXHIBIT 99.1

Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Core FFO - Actual (in thousands)

For the Periods Ended March 31, 2016 and 2015	Three Months Ended		Year to Date
	2016	2015	2016	2015
Net Income Attributable to Common Stockholders	$47,877	25,174	$47,877	25,174
Adjustments to reconcile to Funds From Operations:(1)
Depreciation and amortization	47,415	45,091	47,415	45,091
Provision for impairment	659	—	659	—
Gain on sale of operating properties	(11,640)	(683)	(11,640)	(683)
Exchangeable operating partnership units	85	49	85	49
NAREIT Funds From Operations	$84,396	69,631	$84,396	69,631

NAREIT Funds From Operations	$84,396	69,631	84,396	69,631
Adjustments to reconcile to Core Funds From Operations:(1)
Development and acquisition pursuit costs	982	39	982	39
Gain on sale of land	(7,110)	(111)	(7,110)	(111)
Provision for impairment to land	512	—	512	—
Hedge ineffectiveness	3	3	3	3
Early extinguishment of debt	—	(61)	—	(61)
Core Funds From Operations	$78,783	69,501	$78,783	69,501

Weighted Average Shares For Earnings per Share	97,891	93,907	97,891	93,907
Weighted Average Shares For Diluted NAREIT FFO and Core FFO per Share	98,045	94,061	98,045	94,061

(1) Includes pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of income from operations to pro-rata same property NOI.

EXHIBIT 99.1

Reconciliation of Income from Operations to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended March 31, 2016 and 2015	Three Months Ended		Year to Date		%
	2016	2015	2016	2015	Change
Income from operations	$40,709	30,189	$40,709	30,189
Less:
Management, transaction, and other fees	(6,764)	(6,238)	(6,764)	(6,238)
Other (1)	(2,077)	(2,429)	(2,077)	(2,429)
Plus:
Depreciation and amortization	38,716	35,992	38,716	35,992
General and administrative	16,299	16,378	16,299	16,378
Other operating expense, excluding provision for doubtful accounts	1,901	488	1,901	488
Other expense (income)	25,963	25,938	25,963	25,938
Equity in income of investments in real estate excluded from NOI (2)	9,791	16,731	9,791	16,731
Pro-Rata NOI	124,538	117,049	124,538	117,049

Less pro-rata non-same property NOI (3)	(5,287)	(3,032)	(5,287)	(3,032)

Pro-Rata Same Property NOI	$119,251	114,017	$119,251	114,017	4.6%

Pro-Rata Same Property NOI without termination fees	$118,507	113,873	$118,507	113,873	4.1%

Pro-Rata Same Property NOI without termination fees or redevelopments	$101,754	98,565	$101,754	98,565	3.2%

(1) Includes straight-line rental income, net of reserves, above and below market rent amortization, and other fees.
(2) Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, and interest expense.

(3) Includes revenues and expenses attributable to Non-Same Property, Projects in Development, and corporate activities.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Core FFO - Guidance

	Full Year
NAREIT FFO and Core FFO Guidance:	2016
Net income attributable to common stockholders	$1.37	1.43
Adjustments to reconcile net income to NAREIT FFO:
Depreciation and amortization	1.96	1.96
Gain on sale of operating properties	(0.12)	(0.12)
All other amounts	0.01	0.01
NAREIT Funds From Operations	$3.22	3.28

Adjustments to reconcile NAREIT FFO to Core FFO:
Development and acquisition pursuit costs	0.04	0.04
Gain on sale of land	(0.07)	(0.07)
All other non-core amounts	0.01	0.01
Core Funds From Operations	$3.20	3.26

EXHIBIT 99.1

The Company has published forward-looking statements and additional financial information in its first quarter 2016 supplemental information package that may help investors estimate earnings for 2016. A copy of the Company’s first quarter 2016 supplemental information will be available on the Company's website at www.RegencyCenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended March 31, 2016. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (NYSE: REG)

With more than 50 years of experience, Regency is the preeminent national owner, operator and developer of high-quality, grocery-anchored neighborhood and community shopping centers. The Company’s portfolio of 314 retail properties encompasses over 42.3 million square feet located in top markets throughout the United States, including co-investment partnerships. Regency has developed 222 shopping centers since 2000, representing an investment at completion of more than $3 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

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Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.